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Exhibit 23(a)

Consent of Independent Auditors

The Board of Directors
General Electric Company:

        We consent to the incorporation by reference in the registration statement on Amendment No. 9 to Form S-8 (No. 333-74415) of General Electric Company of our report dated February 6, 2004, except as to page 48 and notes 10, 12, 13, 16 and 27, which are as of March 29, 2004, relating to the statements of financial position of General Electric Company and consolidated affiliates as of December 31, 2003 and 2002, and the related statements of earnings, changes in shareowners' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Form 8-K of General Electric Company dated March 30, 2004. Our report refers to changes in methods of accounting for variable interest entities and for asset retirement obligations in 2003, changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002, and changes in the methods of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets in 2001.

        We consent to the incorporation by reference in the registration statement on Amendment No. 9 to Form S-8 (No. 333-74415) of General Electric Company of our reports dated June 25, 2003 on the following (collectively, the Plans):

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  GE Automation Services, Inc. Affiliate 401(k) Savings Plan (formerly known as the GE Industrial Systems Solutions 401(k) Savings Plan),

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  Total Control Products, Inc. 401(k) and Profit Sharing Plan,

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  Advanced Services, Inc. Employee Savings and Retirement Plan,

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  Client Business Services, Inc. Retirement Income and Savings Plan, and

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  SES Americom Retirement and Savings Plan.

        These reports are related to the statements of net assets available for plan benefits of the Plans as of December 31, 2002 and 2001, and the related statements of changes in net assets available for plan benefits of the Plans for the years then ended, and the related supplemental schedules of the Plans, which appear in the respective December 31, 2002 annual reports on Form 11-K of the Plans.

Stamford, Connecticut
May 13, 2004

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  Exhibit 23(a)
Consent of Independent Auditors